UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345‑2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2016, the compensation committees of the boards of directors of EMC Insurance Group Inc. (the "Company") and Employers Mutual Casualty Company, the Company’s parent organization, approved a new short-term bonus plan (the Executive Annual Bonus Plan (Annual Plan)) and a new long-term incentive plan (the Executive Long Term Incentive Plan (LTIP)) for the senior executive officers of the companies. The new bonus plans will be submitted to the Company’s stockholders for approval at the Company’s 2016 Annual Stockholders’ Meeting on May 19, 2016. If approved by stockholders, the new Annual Plan will be effective for calendar year 2016. Bonus calculations under the new LTIP will be based on financial results achieved over the prospective three years, beginning with calendar year 2016; therefore, the new LTIP will not be utilized until calendar year 2018. As a result, the current Senior Executive Long Term Incentive Plan will remain in effect for calendar years 2016 and 2017, and will utilize the short-term bonus calculations produced under the Senior Executive Compensation Bonus Program for calendar years 2014, 2015 and 2016, and calendar years 2015, 2016 and 2017, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.2.7	Executive Annual Bonus Plan
10.2.8	Executive Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on February 8, 2016.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.2.7	Executive Annual Bonus Plan
10.2.8	Executive Long Term Incentive Plan